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                           [FORM 5-LTIP OPTION AGREEMENT]
                                [1999 LTIP VERSION]

                                MEDIAONE GROUP, INC.

                        NON-QUALIFIED STOCK OPTION AGREEMENT

                                  GRANT # _______

     THIS AGREEMENT is made between MediaOne Group, Inc. (the "Company") and the Optionee ("Optionee") named in the schedule attached to and made part of this Agreement (the "Schedule"), as of the date set forth in the Schedule.

     Pursuant to the MediaOne Group, Inc. Amended 1994 Stock Plan (the "Plan"), the Human Resources Committee of the Company's Board of Directors (the "Committee") has approved the granting to Optionee of an option to purchase shares of Common Stock (the "Option") on the terms and conditions set forth in this Agreement, as a matter of separate inducement in connection with Optionee's engagement with the Company or a Related Entity, in addition to and not in lieu of salary or other compensation for Optionee's services. The Option shall not be treated as an incentive stock option.

     In consideration of the foregoing and of the mutual covenants set forth herein, and other good and valuable consideration, the Company and Optionee agree as follows:

     1. INCORPORATION OF PLAN AND DEFINED TERMS. The Option is granted pursuant to the Plan, the terms of which are incorporated by reference and apply to this Agreement as if they were fully set forth herein. Terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Plan.

     2. SHARES OPTIONED; OPTION PRICE. Optionee may purchase all or any part (in whole shares) of an aggregate of the number of shares of Common Stock, at a purchase price per share (which is not less than the Fair Market Value on the date of this Agreement) as specified in the Schedule, on the terms and conditions set forth herein.

     BEST PAYMENT PROVISO: IN THE EVENT THAT THE VESTING OF THE OPTION TOGETHER WITH ALL OTHER PAYMENTS AND THE VALUE OF ANY BENEFIT RECEIVED OR TO BE RECEIVED BY OPTIONEE (UNDER THIS OR ANY OTHER ARRANGEMENT) WOULD RESULT IN ALL OR A PORTION OF SUCH TOTAL PAYMENTS TO BE SUBJECT TO EXCISE TAX UNDER SECTION 4999 OF THE CODE, THEN OPTIONEE'S PAYMENTS UNDER THIS AGREEMENT AND ALL OTHER ARRANGEMENTS SHALL BE EITHER (A) THE FULL PAYMENT OR (B) SUCH LESSER AMOUNT WHICH WOULD RESULT IN NO PORTION OF THE PAYMENT BEING SUBJECT TO EXCISE TAX UNDER SECTION 4999 OF THE CODE, WHICHEVER OF THE FOREGOING AMOUNTS, TAKING INTO ACCOUNT THE APPLICABLE FEDERAL, STATE, AND LOCAL EMPLOYMENT TAXES, INCOME TAXES, AND THE EXCISE TAX IMPOSED BY SECTION 4999 OF THE CODE, RESULTS IN THE RECEIPT BY OPTIONEE, ON AN AFTER-TAX BASIS, OF THE GREATEST AMOUNT OF THE PAYMENT NOTWITHSTANDING THAT ALL OR SOME PORTION OF THE PAYMENT MAY BE TAXABLE UNDER
SECTION 4999 OF THE CODE; PROVIDED, HOWEVER, THAT OPTIONEE WILL BE ENTITLED TO RECEIVE THE FULL



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PAYMENT ONLY IF THE EXCESS OF (C) THE "PARACHUTE PAYMENTS" AS DEFINED IN
SECTION 280G(B)(2) OF THE CODE, OVER (D) 2.99 TIMES OPTIONEE'S "BASE AMOUNT" AS DEFINED IN SECTION 280G(B)(3) OF THE CODE EXCEEDS THE SUM OF (X) FIVE PERCENT (5%) OF THE AMOUNT IN CLAUSE (C), ABOVE, PLUS (Y) THE EXCISE TAX IMPOSED UNDER SECTION 4999 OF THE CODE, PLUS (Z) THE APPLICABLE FEDERAL, STATE, AND LOCAL EMPLOYMENT TAXES AND INCOME TAXES IMPOSED ON THE EXCESS OF
(i) THE "PARACHUTE PAYMENTS" AS DEFINED IN SECTION 280G(B)(2) OF THE CODE, OVER (ii) 2.99 TIMES OPTIONEE'S "BASE AMOUNT" AS DEFINED IN SECTION 280G(B)(3) OF THE CODE. ALL DETERMINATIONS REQUIRED TO BE MADE UNDER THIS PARAGRAPH SHALL BE MADE IN THE SOLE OPINION OF A TAX CONSULTANT SELECTED BY THE COMPANY AND REASONABLY ACCEPTABLE TO OPTIONEE (THE "TAX CONSULTANT").
THE COMPANY SHALL CAUSE THE TAX CONSULTANT TO PROVIDE DETAILED SUPPORTING CALCULATIONS OF ITS DETERMINATIONS TO THE COMPANY AND OPTIONEE. NOTICE MUST BE GIVEN TO THE TAX CONSULTANT WITHIN FIFTEEN (15) BUSINESS DAYS AFTER AN EVENT ENTITLING OPTIONEE TO A PAYMENT UNDER THIS AGREEMENT. ALL FEES AND EXPENSES OF THE TAX CONSULTANT SHALL BE BORNE SOLELY BY THE COMPANY. THE TAX CONSULTANT'S DETERMINATIONS MUST BE MADE WITH SUBSTANTIAL AUTHORITY (WITHIN THE MEANING OF SECTION 6662 OF THE INTERNAL REVENUE CODE). FOR PURPOSES OF THIS BEST PAYMENT PROVISO, THE TERM "PAYMENT" SHALL MEAN ANY AMOUNT THAT WOULD BE CONSIDERED A "PARACHUTE PAYMENT" UNDER SECTION 280G(b)(2) OF THE CODE.

     3. OPTION TERM; VESTING; TIMES OF EXERCISE. The Option shall become Vested in one-third increments upon each of the first three (3) annual anniversaries from the date of this Agreement. The vesting of any such increment shall be subject to the continuous employment of Optionee until the anniversary date on which such increment is scheduled to vest, and provided further that the Option shall expire and shall no longer be exercisable after ten (10) years from the date of this Agreement (the "Expiration Date"). Except as otherwise specifically set forth below and elsewhere in this Agreement, the Option shall become Vested only to the extent that the foregoing continuous employment requirement is satisfied, regardless of the circumstances under which Optionee's employment is terminated.

          (i) DEATH. In the event of the death of Optionee, the Option shall become Vested immediately and (i) the estate of Optionee, (ii) Optionee's transferees by last will and testament or the laws of descent and distribution, or (iii) in the event Optionee transfers the Option under the limited circumstances specified in Paragraph 5 below, Transferee(s) (as defined in Paragraph 5 below), shall have the right, at any time and from time to time consistent with rules established by the Committee for the administration of the Plan, within one (1) year after the date of death or such longer period, if any, as the Committee in its sole discretion shall determine (but not after the Expiration Date), to exercise all or any portion of the Option.

          (ii) DISABILITY. Except as otherwise set forth in this Agreement, if the employment of Optionee is terminated because of Disability, the Option shall be retained by Optionee, and the Option, if not then Vested, shall become Vested as set forth in the vesting schedule in Paragraph 3 of this Agreement. Upon vesting, Optionee shall have the right to exercise the Option, at any time and from time to time, but not after the Expiration


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     Date, unless otherwise provided in this Agreement.

          (iii) RETIREMENT. Except as otherwise set forth in this Agreement, upon Optionee's Retirement, the Option shall be retained by Optionee, and the Option, if not then Vested, shall become Vested as set forth in the vesting schedule in Paragraph 3 of this Agreement, unless the Committee, in its sole discretion, determines otherwise; provided, however, that the continuation of vesting shall be contingent upon Optionee's execution and delivery to the Company, on or prior to the effective date of Optionee's Retirement, of the Company's standard form of "Waiver & Release" of claims, available from the Human Resources Department of the Company. Upon vesting, Optionee shall have the right to exercise the Option, at any time and from time to time, but not after the Expiration Date, unless otherwise provided in this Agreement. NOTWITHSTANDING ANY OTHER TERMS OF THIS PARAGRAPH 3(III), IF OPTIONEE'S RETIREMENT OCCURS BEFORE THE FIRST ANNIVERSARY OF THE DATE OF OPTION GRANT SET FORTH IN THE SCHEDULE, ALL OPTION RIGHTS AS TO ONE-HALF (1/2) OF THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS ARE GRANTED SHALL BE FORFEITED EXCEPT AS TO THOSE OPTIONS ALREADY EXERCISED PRIOR TO SUCH RETIREMENT.


          (iv) TERMINATION FOR CAUSE. Notwithstanding any other provision in this Agreement, if Optionee's employment is terminated by the Company or any Related Entity "for cause," as such term is defined in the Plan, Optionee shall forfeit immediately all rights under the Option except as to the shares of Common Stock already purchased prior to such termination.

          (v) OTHER TERMINATION. If Optionee's employment with the Company or a Related Entity is terminated for any reason other than for death, Disability or Retirement and other than "for cause," as such term is defined in the Plan, Optionee shall have the right to exercise all or any portion of the Option, if the Option is then Vested, at any time and from time to time within three (3) months of termination or such other period, if any, as the Committee in its sole discretion shall determine (but not after the Expiration Date).

          (vi) EXECUTIVE SEVERANCE AGREEMENT. If Optionee has executed an Executive Severance Agreement with the Company, the Option will be Vested in accordance with

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     the terms of the Executive Severance Agreement if:  (1) Optionee becomes entitled to the receipt of "Severance Benefits," as set forth in that Executive Severance Agreement; and (2) sixteen (16) calendar days have passed following (i) the execution of a standard form of "Waiver & Release" of claims and (ii) compliance with the "Conditions" by Optionee as set forth in the Company's standard Executive Severance Agreement.

          (vii) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Option shall be Vested immediately. For purposes of this paragraph, "Change of Control" shall have the identical meaning as set forth in the Change of Control Agreement, if any, that Optionee has executed with the Company. To ensure parallel application, for purposes of this paragraph only, defined terms contained in the definition of "Change of Control" set forth in Optionee's Change of Control Agreement shall have the same meaning here as set forth in that Change of Control Agreement. If Optionee has not executed any such Change of Control Agreement, "Change of Control" shall have the same meaning as set forth in Stock Plan.

     4. EXERCISE: PAYMENT FOR AND DELIVERY OF STOCK. The Option shall be exercisable only by: (i) Optionee; (ii) Optionee's guardian or legal representative, (iii) Optionee's estate; (iv) Optionee's transferee(s) by last will and testament or the laws of descent and distribution or, (v) in the event Optionee transfers the Option under the limited circumstances specified in Paragraph 5 below, by Transferee(s). The Option may be exercised by giving notice of exercise to the Company, specifying the number of shares to be purchased (minimum of 100, unless the unexercised balance of the Option is less than 100) and the total purchase price. The purchase price shall be payable: (i) in cash or by an equivalent means; (ii) by delivery, constructive or otherwise, to the Company of shares of Common Stock owned by Optionee; or (iii) any combination of the

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foregoing.  Any shares of Common Stock so tendered shall be valued as of the
Option exercise date.

     5. NON-TRANSFERABILITY OF OPTION. Except as specifically set forth in this Paragraph 5, the Option is not transferable other than by last will and testament or the laws of descent and distribution, and the Option shall not be assigned, transferred, pledged, hypothecated, or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. The Option shall not be assignable or transferable pursuant to a domestic relations order. In limited circumstances, with the prior approval of the Senior Vice President - Human Resources, in full compliance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and after Optionee has satisfied the Company's executive stock ownership goal then in effect and set by the Committee, Optionee may transfer the Option, in whole or in part, to one or more member(s) of his or her family (as that term is defined in Internal Revenue Code Reg. Section 25.2701-2(d)) ("Member(s) of the Family") or to trusts maintained for the benefit of such Member(s) of the Family (together, "Transferee(s)"). Any such transfer shall be contingent upon the execution by both Optionee and Transferee(s) of a "Stock Option Transfer Agreement," in the form provided by the Company ("Transfer Agreement"). The Option shall not be transferable by Transferee(s). Upon any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option other than as specifically set forth in this Paragraph 5, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

     6. PERFORMANCE FOR COMPETITORS. If at any time following the date of this Agreement and before the Option is Vested, regardless of whether Optionee has Retired, Optionee directly or indirectly receives payment for services rendered to, or is otherwise employed by, any person, firm or corporation that is in competition with the Company or a Related Entity or engaged in providing any goods or services that are substantially the same as any goods or services provided or under development by the Company or a Related Entity, Optionee immediately shall forfeit all rights under the Option, unless: 1) the Committee in its sole discretion determines otherwise; or 2) the only services rendered by Optionee to any such person, firm or corporation are those of an outside director and Optionee is in full compliance with the Company's Policy on Service on Outside Boards of Directors (as if Optionee remained an employee of the Company or a Related Entity), as interpreted solely by the Company's Senior Management Compliance Committee. If at any time Optionee renders services to or becomes otherwise employed by any person, firm or corporation that is in competition with the Company or a Related Entity or engaged in providing any goods or services that are substantially the same as goods or services provided or under development by the Company or a Related Entity, Optionee shall have three (3) months after the date of such employment to exercise any Vested and non-expired Option. Any determination under this Paragraph 6, including whether a person, firm or corporation is "in competition with" the Company or a Related Entity or providing "substantially the same" goods or services as the Company or a Related Entity provides or is developing, will be subject to the sole discretion of the Committee.

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     7.  NON-SOLICITATION OF EMPLOYEES.  Optionee agrees that he or she will not for a period of one (1) year immediately following the termination of his or her employment with the Company or a Related Entity for any reason, either on Optionee's own account or in conjunction with or on behalf of any other person or entity whatsoever, directly or indirectly induce, solicit, or entice away any person who, at any time during the three (3) months immediately preceding Optionee's termination of employment, is a managerial level employee of the Company or a Related Entity (including, but not limited to, any Officer, Executive Director or Director-level employee, or any equivalent or successor term for any such employees). If Optionee engages in any conduct contrary to the provisions of this Paragraph 7, Optionee shall forfeit the Option to the extent the Option has not Vested, unless the Committee determines otherwise. Such forfeiture is in addition to any other remedies available to the Company by law.

     8. INTELLECTUAL PROPERTY OWNERSHIP AND PROTECTION. Optionee agrees that any inventions, discoveries, creations (including without limitation software, writings, drawings and other works), improvements, confidential information or other intellectual property that he or she may develop or create, or assist in developing or creating, during his or her employment with the Company, whether or not patentable or eligible for copyright, that relate to the actual, planned, or foreseeable business or other activities of the Company, or that result from his or her work for the Company, are the exclusive property of the Company. Optionee agrees to disclose promptly such property to the Company and will, both during and after his or her employment, and without additional compensation, execute all assignments and other documents and do all things reasonably necessary to secure and enforce U.S. and foreign intellectual property rights for the Company, including patents and copyrights.

     Optionee is not obligated to assign any intellectual property to Company that Optionee created prior to Optionee's employment with the Company. To avoid any confusion, Optionee must identify in writing on Attachment A any such intellectual property that has not been patented or published and forward it along with this letter.

     Optionee agrees that Optionee will hold in confidence and will not, during or after his or her employment, disclose or use for the benefit of any person or entity other than Company, any Company confidential information that was developed or received during his or her employment. "Company confidential information" shall include all trade secrets, research and development information, product and marketing plans, business or legal strategies, personnel or financial data, product and service specifications, prototypes, software, customer lists and other confidential information or materials of Company or of others with whom Company has a confidential relationship. Optionee will promptly return all such information and materials to Company when his or her employment ends.

If Optionee fails to comply with the provisions of this Paragraph 8, Optionee shall forfeit the Option to the extent the Option has not vested, unless the Committee determines otherwise. Such forfeiture is in addition to any other remedies available to the Company.

     9. DECISIONS OF COMMITTEE. Any decision, interpretation or other action made or taken in good faith by the Committee or its designee arising out of or in connection with the Plan or the

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Option shall be final, binding and conclusive on the Company and Optionee and any respective heir, executor, administrator, successor or assign.

     10. ARBITRATION. Optionee agrees that any claim, controversy or dispute that may arise directly or indirectly in connection with Optionee's employment or termination of employment with MediaOne Group, and/or any associated or related disputes arising therefrom involving MediaOne Group and/or any employee(s), Director(s), officer(s), or agent(s) of MediaOne Group, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination, common law or any other legal theory, including, but not limited to: Disputes relating to the making, performance or interpretation of this Agreement; and claims or other disputes arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; 42 U.S.C. Section 1981, Section 1981a, Section 1983, Section 1985, or Section 1988; the Family and Medical Leave Act of 1993; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Colorado Anti-Discrimination Act; or any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. If, however, Optionee would otherwise be legally required to exhaust administrative remedies to obtain legal relief, Optionee can and must exhaust such administrative remedies prior to pursuing arbitration. The only legal claims between Optionee and MediaOne Group that are not included for arbitration within this Agreement are claims for workers' compensation or unemployment compensation benefits. BY SIGNING THIS AGREEMENT, OPTIONEE VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHT OPTIONEE MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL. MEDIAONE GROUP ALSO HEREBY VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVES ANY RIGHT IT MIGHT OTHERWISE HAVE TO SEEK REMEDIES AGAINST OPTIONEE IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL. The Federal Arbitration Act, 9 U.S.C. Sections 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Agreement for arbitration, shall apply to any common law claims. This Agreement for arbitration supersedes any prior arbitration agreement between Optionee and MediaOne Group to the extent they are inconsistent.

     A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"), unless otherwise agreed to by the parties. Any dispute, that relates directly or indirectly to Optionee's employment with MediaOne Group or to the termination of Optionee's employment will be conducted under the AAA National Rules for the Resolution of Employment Disputes, effective June 1, 1997. The arbitrator shall be chosen from a state other than Optionee's state of residence and other than Colorado.
Other than as set forth herein, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law. The arbitrator shall have the authority to order such discovery as is necessary for a fair resolution of the dispute. The arbitrator may award punitive damages, as allowed by Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended, regardless of any

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limitations imposed by federal, state, or local laws regarding amounts that may be awarded in arbitration proceedings. All arbitration proceedings, including without limitation, settlements under this Agreement, will be confidential. Optionee shall not be required to pay more than One Hundred Fifty Dollars ($150.00) of the arbitrator's hourly fees and expenses. The prevailing party in any arbitration shall be entitled to receive reasonable attorneys' fees as provided by law. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered to any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees not to exceed Two Thousand Five Hundred Dollars ($2,500.00).

     11.  MISCELLANEOUS.

          (i) NOTICES. Any notice to be given to the Company shall be personally delivered to or addressed to its Senior Vice President - Human Resources, and any notice to be given to Optionee shall be addressed to him or her at the address given beneath his or her signature below or such other address as the Company reasonably believes to be his or her most current address. Any notice to the Company is deemed given when received on behalf of the Company by the Senior Vice President - Human Resources of the Company at 188 Inverness Drive West, 5th Floor, Englewood, CO 80112. Any notice to Optionee is deemed given when personally delivered or enclosed in a properly sealed envelope addressed as described above and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

               (ii) EMPLOYMENT. THE COMPANY OR A RELATED ENTITY MAY TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, UNLESS THE TERM OF EMPLOYMENT IS COVERED BY SEPARATE CONDITIONS CONTAINED IN ANOTHER AUTHORIZED WRITTEN AGREEMENT SIGNED BY THE COMPANY AND THE OPTIONEE. NOTHING CONTAINED IN THIS AGREEMENT CREATES OR IMPLIES AN EMPLOYMENT CONTRACT OR TERM OF EMPLOYMENT OR ANY PROMISE OF SPECIFIC TREATMENT UPON WHICH THE OPTIONEE MAY RELY.

          (iii) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

          (iv) AMENDMENTS. The Company may at any time propose to amend this Agreement, but any such alteration or amendment shall be effective only if in writing, signed by a duly authorized officer of the Company and by Optionee.

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MediaOne Group, Inc.


By
   /s/ [ILLEGIBLE]
                                   OPTIONEE
CHAIRMAN, CEO & PRESIDENT
                                   ----------------------------------------
                                   Full Name

                                   ----------------------------------------
                                   Address

                                   ----------------------------------------
                                   City, State, Zip


                                   Social Security Number:
                                                          -----------------

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[NAME]
DATE
ATTACHMENT A
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           INTELLECTUAL PROPERTY THAT HAS NOT BEEN PATENTED OR PUBLISHED






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